                                                              Exhibit 17(a)
     PROSPECTUS - May 1, 1995

                      ACACIA CAPITAL CORPORATION'S
                CALVERT RESPONSIBLY INVESTED PORTFOLIOS
    4550 Montgomery Avenue, Bethesda, Maryland 20814 (800) 368-2748

         Acacia Capital Corporation (the "Fund") is an open-end management investment company with a series of portfolios designed to meet a wide range of investment objectives. This prospectus provides information about the Fund's seven Calvert Responsibly Invested ("CRI") Portfolios ("Portfolios"), which seek to achieve competitive returns while encouraging responsible corporate conduct. The Portfolios look for enterprises that make a significant contribution to society through their products and services and through the way they do business.

        The   Calvert   Responsibly   Invested   Capital   Accumulation
Portfolio ("CRI Capital Accumulation") (formerly the Calvert-Ariel Appreciation II Portfolio), seeks long-term capital appreciation by investing primarily in a nondiversified portfolio of the equity securities of small- to medium-sized companies.

        The Calvert Responsibly Invested Bond Portfolio ("CRI Bond") invests primarily in corporate bonds and other straight debt securities.

        The  Calvert   Responsibly   Invested  Equity  Portfolio  ("CRI
Equity") maintains an actively managed portfolio of stocks.

        The  Calvert  Responsibly  Invested  Balanced  Portfolio  ("CRI
Balanced") (formerly known as the Calvert Responsibly Invested Portfolio or Calvert Socially Responsible Series) maintains an actively managed nondiversified portfolio of stocks, bonds and money market instruments.

        The Calvert Responsibly  Invested Global Equity Portfolio ("CRI
Global")  seeks  to  achieve  a  high  total  return   consistent   with
reasonable risk by investing primarily in a globally diversified portfolio.

        The Calvert Responsibly Invested Money Market Portfolio ("CRI Money Market") invests in money market instruments, including repurchase agreements with banks and brokers secured by money market instruments, and seeks to maintain a constant net asset value of $1.00 per share.

        The Calvert Responsibly Invested Strategic Growth Portfolio ("CRI Strategic Growth") invests in a nondiversified portfolio of equity securities while protecting against market declines using techniques such as establishing short positions, writing covered calls, and entering into index future or option contracts.

There can be no assurance that the Portfolios will be successful in meeting their investment objectives, or that the Money Market Portfolio will maintain a constant net asset value of $1.00 per share. An investment in the Portfolios is neither insured nor guaranteed by the U.S. government.

         This Prospectus sets forth basic information about the Responsibly Invested Portfolios that a prospective investor should know before investing and should be read and retained for future reference. A Statement of Additional Information about the Fund (dated May 1, 1995, and incorporated by reference into this Prospectus) has been filed with the Securities and Exchange Commission and may be obtained free of charge by writing or calling the Fund at the address or telephone number listed above. Shares of the Fund are offered only to insurance companies for allocation to certain of their variable separate accounts.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. WHEN INVESTORS SELL SHARES OF THE FUND, THE VALUE MAY BE HIGHER OR LOWER THAN THE AMOUNT ORIGINALLY PAID.


------------------------------------------------------------------------
                                THE FUND
------------------------------------------------------------------------

         Acacia Capital  Corporation  (the "Fund") was  incorporated  in
Maryland on September 27, 1982, and is an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund has seven Responsibly Invested Portfolios designed to provide opportunities for investing in enterprises that make a significant contribution to society through their products and services and through the way they do business. With regard to CRI Capital
Accumulation, Bond, Equity, Global, Balanced, Money Market, and Strategic Growth, shares are sold to National Home Life Assurance Company for allocation to its separate accounts to fund the benefits under certain variable annuity and variable life insurance policies. Shares of the different Portfolios may also be also sold to other insurance companies for the same purpose. In this prospectus, National Home Life Assurance Company and the other applicable companies may be referred to as the "Insurance Companies," and the variable annuity and variable life insurance policies may be referred to as the "Policies."

         Shares of the Fund may only be sold to the Insurance Companies for their separate accounts, and not to individual investors. As such, the "shareholders" referred to in this prospectus are the Insurance Companies. Nevertheless, as a policyholder you have an opportunity to choose among the various Portfolios in order to fund the benefits under any Policies you purchase, subject to any limitations described in the Insurance Companies' prospectuses. In determining which portfolios to choose, you should bear in mind that the investment return of each portfolio will affect the value of the policy and the amount of annuity payments or life insurance benefits you will receive under your Policy. The Insurance Companies' prospectuses explain the relationship between changes in the net asset value of Fund shares and the benefits provided under a policy. The prospectuses also detail your interests as a policyholder in the shares of the separate account and your ability to determine the type of investment underlying the Policy. You should carefully review the appropriate prospectus when you consider buying a Policy.
------------------------------------------------------------------------


                          FINANCIAL HIGHLIGHTS
------------------------------------------------------------------------

         The following tables provide information about the Fund's financial history. They express the information in terms of a single share outstanding throughout each period. The tables have been audited by those independent accountants whose reports are included in the Fund's Annual Report to Shareholders, for each of the respective periods presented. The tables should be read in conjunction with the financial statements and their related notes. The current Annual Report to Shareholders is incorporated by reference into the Statement of Additional Information.



CRI Balanced (formerly, CRI Managed Growth)            Year Ended December 31,
                                                     1994                  1993

                                           ------------------------------------
                                           ------------------------------------
Net asset value, beginning of period               $1.537                $1.465

Income from investment operations
     Net investment income                           .046                  .045
     Net realized and unrealized gain
         (loss) on investments                      (.097)                 .072
         Total from investment operations
                                                    (.051)                 .117
Distributions to shareholders
     Dividends from net investment income
                                                    (.046)               (.045)
         Total distributions                         (.046)              (.045)

Total increase (decrease) in net asset value         (.097)                .072
Net asset value, end of period               $       1.440        $       1.537

Total return<F1>                                    (3.30)%               8.00%

Ratio of expenses to average net assets               .80%                 .81%

Ratio of net income to average net assets            3.39%                3.69%

Increase reflected in net income ratio due
     to expense reimbursement                            --                 --

Portfolio turnover                                        43%               14%

Net assets, end of period                    $66,592,680           $53,999,759

Number of shares outstanding at end of
     period (in thousands)                           46,244             35,142


<F1>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies. Total return has not been audited prior to 1989 .




CRI Balanced  (formerly,  CRI Managed  Growth)    Year Ended December 31,
                                                      1992             1991

Net asset value, beginning of period         $       1.403     $       1.249

Income from investment operations
     Net investment income                            .044              .050
     Net realized and unrealized gain on
         investments                                  .062              .154
         Total from investment operations
                                                      .106              .204
Distributions to shareholders
     Dividends from net investment income
                                                     (.044)            (.050)
         Total distributions                         (.044)            (.050)

Total increase in net asset value                     .062              .154

Net asset value, end of period               $       1.465     $       1.403

Total return<F3>                                      7.61%            16.40%
Ratio of expenses to average net assets               .85%              .85%

Ratio of net income to average net assets            4.05%             4.49%

Increase reflected in net income ratio due
     to expense reimbursement                            --                --

Portfolio turnover                                        15%               12%

Net assets, end of period                    $28,471,358       $14,945,973

Number of shares outstanding at end of
     period (in thousands)                           19,433            10,656


<F3>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies. Total return has not been audited prior to 1989.



CRI Balanced (formerly, CRI Managed Growth)     Year Ended December 31,
                                                         1990


Net asset value, beginning of period           $       1.247

Income from investment operations
     Net investment income                              .050
     Net realized and unrealized gain on
         investments                                    .002
         Total from investment operations
                                                        .052
Distributions to shareholders
     Dividends from net investment income
                                                       (.050)
         Total distributions                           (.050)

Total increase in net asset value                       .002

Net asset value, end of period                 $       1.249

Total return<F4>                                        4.18%

Ratio of expenses to average net assets                 .77%

Ratio of net income to average net assets              5.69%

Increase reflected in net income ratio due
     to expense reimbursement                              --

Portfolio turnover                                       11%

Net assets, end of period                      $6,759,546

Number of shares outstanding at end of
     period (in thousands)                              5,410

<F4>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies. Total return has not been audited prior to 1989.




CRI Balanced (formerly, CRI Managed Growth)



                                                        Year Ended December 31,
                                                   1989              1988


Net asset value, beginning of period         $       1.068     $       1.004

Income from investment operations
     Net investment income                            .042              .054
     Net realized and unrealized gain
         (loss) on investments                        .179              .064
         Total from investment operations
                                                      .221              .118
Distributions to shareholders
     Dividends from net investment income
                                                     (.042)            (.054)
         Total distributions                         (.042)            (.054)

Total increase (decrease) in net asset value
                                                      .179              .064

Net asset value, end of period               $       1.247     $       1.068

Total return<F5>                                     20.69%            11.75%

Ratio of expenses to average net assets
                                                      .50%              .50%
Ratio of net income to average net assets
                                                     4.85%             4.95%
Increase reflected in net income ratio due
     to expense reimbursement                         .46%              .30%

Portfolio turnover                                        28%            40%

Net assets, end of period                     $2,572,761         $1,293,692

Number of shares outstanding at end of
     period (in thousands)                            2,064           1,211

<F5>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies. Total return has not been audited prior to 1989.
(a) = Annualized


CRI Balanced (formerly, CRI Managed Growth)

                                                        Year Ended December 31,
                                                    1987             1986


Net asset value, beginning of period          $       0.958    $       1.000

Income from investment operations
     Net investment income                             .019             .010
     Net realized and unrealized gain
         (loss) on investments                         .046            (.042)
         Total from investment operations
                                                       .065            (.032)
Distributions to shareholders
     Dividends from net investment income
                                                      (.019)           (.010)
         Total distributions                          (.019)           (.010)

Total increase (decrease) in net asset value
                                                       .046            (.042)

Net asset value, end of period                $       1.004    $       0.958

Total return<F5>                                       6.78%            3.31%

Ratio of expenses to average net assets
                                                       .50%             .10%(a)
Ratio of net income to average net assets
                                                      3.72%            1.59%(a)
Increase reflected in net income ratio due
     to expense reimbursement                          .82%            1.41%(a)

Portfolio turnover                                         17%             --

Net assets, end of period                     $1,022,484             $143,745

Number of shares outstanding at end of
     period (in thousands)                             1,018              150

<F5>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies. Total return has not been audited prior to 1989.
(a) = Annualized



CRI Capital Accumulation Portfolio (formerly known as CRI Ariel)


                                                        Year Ended December 31,
                                                  -----------------------------
                                                        1994               1993


Net asset value, beginning of period           $      18.95        $      17.87

Income from investment operations
     Net investment income                             .10                 .08
     Net realized and unrealized gain (loss) on
         investments                                  (1.98)               1.27
         Total from investment operations
                                                      (1.88)               1.35
Distributions to shareholders
     Dividends from net investment income
                                                      (.10)               (.08)
     Distribution from capital gains                       --             (.19)
         Total distributions                          (.10)               (.27)
Total increase (decrease) in net asset value          (1.98)               1.08

Net asset value, end of period                 $      16.97        $      18.95

Total return<F6>                                      (9.92)%              7.56%

Ratio of expenses to average net assets                .79%                .80%

Ratio of net income to average net assets              .68%                .66%
Increase reflected in net income ratio due to
     expense reimbursement                              --                  --

Portfolio turnover                                       79%                 2

Net assets, end of period                       $5,688,821          $4,986,223

Number of shares outstanding at end of period
     (in thousands)                                    335                 263

<F6>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.
(a) = Annualized


CRI Capital Accumulation Portfolio (formerly known as CRI Ariel)


                                                       Year Ended December 31,
                                            -----------------------------------
                                                      1992              1991

Net asset value, beginning of period            $      15.82      $      15.00

Income from investment operations
     Net investment income                               .09               .26
     Net realized and unrealized gain (loss) on
         investments                                    2.09               .82
         Total from investment operations
                                                        2.18              1.08
Distributions to shareholders
     Dividends from net investment income
                                                        (.09)             (.26)
     Distribution from capital gains                    (.04)               --
         Total distributions                            (.13)             (.26)

Total increase (decrease) in net asset value            2.05               .82

Net asset value, end of period                  $      17.87      $      15.82

Total return<F6>                                       13.73%             7.25%

Ratio of expenses to average net assets                  .39%               --

Ratio of net income to average net assets               1.19%           .84%(a)

Increase reflected in net income ratio due to
     expense reimbursement                               .87%          4.23%(a)

Portfolio turnover                                         2%               5%

Net assets, end of period                          $870,066           $268,040

Number of shares outstanding at end of period
     (in thousands)                                       49                17

<F6>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.
(a) = Annualized



CRI Money Market

                                                 Year Ended         Year Ended
                                              December 31, 1994    December 31,
                                                                        1993

Net asset value, beginning of period              $  1.000       $       1.000

Income from investment operations
     Net investment income                            .039                .031
         Total from investment operations
                                                      .039                .031
Distributions to shareholders
     Dividends from net investment income
                                                    (.039)              (.031)
     Distribution from capital gains                   --                  --
         Total distributions                        (.039)              (.031)

Total increase in net asset value                      --                  --

Net asset value, end of period                    $ 1.000       $       1.000

Total return<F7>                                    3.96%               3.09%

Ratio of expenses to average net assets            .45%                    --

Ratio of net income to average net assets           3.91%               3.07%

Increase reflected in net income ratio due to
     expense reimbursement                           .36%                .11%

Net assets, end of period                       $6,479,015          $4,031,520

Number of shares outstanding at end of period
     (in thousands)                                  6,484               4,032

<F7>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies. Total return has not been audited prior to 1994.
(a) = Annualized



CRI Money Market                                    From inception (June
                                                    30, 1992) to Dec.
                                                        31, 1992



Net asset value, beginning of period              $       1.000

Income from investment operations
     Net investment income                                 .009
         Total from investment operations
                                                           .009
Distributions to shareholders
     Dividends from net investment income
                                                          (.009)
     Distribution from capital gains                           --
         Total distributions                              (.009)

Total increase in net asset value                              --

Net asset value, end of period                    $       1.000

Total return<F7>                                          2.11%(a)

Ratio of expenses to average net assets                        --

Ratio of net income to average net assets                 3.02%(a)

Increase reflected in net income ratio due to
     expense reimbursement                                 .85%(a)

Net assets, end of period                         $     1,795,231

Number of shares outstanding at end of period
     (in thousands)                                         1,795

<F7>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies. Total return has not been audited prior to 1994.
(a) = Annualized





CRI Bond

                                                 Year Ended         Year Ended
                                              December 31, 1994    December 31,
                                                                        1993

Net asset value, beginning of period              $ 15.98        $      15.10

Income from investment operations
     Net investment income                            .81                 .50
     Net realized and unrealized gain (loss) on
         investments                                 1.36                 .91
         Total from investment operations
                                                     2.17                1.41
Distributions to shareholders
     Dividends from net investment income
                                                    (.81)               (.50)
     Distribution from capital gains                   --               (.03)
         Total distributions                        (.81)               (.53)

Total increase (decrease) in net asset value       (1.36)                .88

Net asset value, end of period                    $14.62        $      15.98

Total return<F8>                                   (3.45)%              9.32%

Ratio of expenses to average net assets             .62%                    --

Ratio of net income to average net assets          5.20%               5.24%

Increase reflected in net income ratio due to
     expense reimbursement                          .30%                .13%

Portfolio turnover                                   12%                 57%

Net assets, end of period                      $1,403,375          $1,627,261

Number of shares outstanding at end of period
     (in thousands)                                   96                 102

<F8>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.
(a) = Annualized




CRI Bond                                        From inception (June
                                                   30, 1992) to Dec.
                                                       31, 1992


Net asset value, beginning of period             $      15.00

Income from investment operations
     Net investment income                                .09
     Net realized and unrealized gain (loss) on
         investments                                      .10
         Total from investment operations
                                                          .19
Distributions to shareholders
     Dividends from net investment income
                                                         (.09)
     Distribution from capital gains                          --
         Total distributions                             (.09)

Total increase (decrease) in net asset value              .10

Net asset value, end of period                   $      15.10

Total return<F8>                                        1.33%

Ratio of expenses to average net assets                       --

Ratio of net income to average net assets                5.23%(a)

Increase reflected in net income ratio due to
     expense reimbursement                               2.06%(a)

Portfolio turnover                             %              56%

Net assets, end of period                                $125,633

Number of shares outstanding at end of period
     (in thousands)                                           8

<F8>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.
(a) = Annualized






CRI Equity

                                                  Year Ended         Year Ended
                                              December 31, 1994    December 31,
                                                                          1993

Net asset value, beginning of period              $  17.06        $      16.56

Income from investment operations
     Net investment income                             .20                 .25
     Net realized and unrealized gain (loss) on
         investments                                  1.83                 .50
         Total from investment operations
                                                      2.03                 .75
Distributions to shareholders
     Dividends from net investment income
                                                      (.20)               (.25)
     Distribution from capital gains                    --                  --
         Total distributions                          (.20)               (.25)

Total increase (decrease) in net asset value         (1.83)                .50

Net asset value, end of period                    $  15.23        $      17.06

Total return<F9>                                     (9.58)%              4.54%

Ratio of expenses to average net assets             .57%                    --

Ratio of net income to average net assets             1.36%               2.08%

Increase reflected in net income ratio due to
     expense reimbursement                             .42%                .12%

Portfolio turnover                                     115%                  4%

Net assets, end of period                        $2,762,295          $2,526,608

Number of shares outstanding at end of period
     (in thousands)                                     176                 148

<F9>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.
(a) = Annualized



CRI Equity                                          From inception (June
                                                    30, 1992) to Dec.
                                                        31, 1992


Net asset value, beginning of period              $      15.00

Income from investment operations
     Net investment income                                 .05
     Net realized and unrealized gain (loss) on
         investments                                      1.56
         Total from investment operations
                                                          1.61
Distributions to shareholders
     Dividends from net investment income
                                                          (.05)
     Distribution from capital gains                           --
         Total distributions                              (.05)

Total increase (decrease) in net asset value              1.56

Net asset value, end of period                    $      16.56

Total return<F9>                                         10.57%

Ratio of expenses to average net assets                        --

Ratio of net income to average net assets                 2.75%(a)

Increase reflected in net income ratio due to
     expense reimbursement                                2.31%(a)

Portfolio turnover                                              7%

Net assets, end of period                         $127,727

Number of shares outstanding at end of period
     (in thousands)                                            8

<F9>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.
(a) = Annualized





CRI Global Equity

                                                 Year Ended         Year Ended
                                              December 31, 1994    December 31,
                                                                        1993


Net asset value, beginning of period              $ 17.72        $      14.57

Income from investment operations
     Net investment income                            .11                 .11
     Net realized and unrealized gain (loss) on
         investments                                 (.49)               4.07
         Total from investment operations
                                                     (.38)               4.18
Distributions to shareholders
     Dividends from net investment income
                                                     (.13)               (.08)
     Distribution from capital gains                (1.32)               (.95)
         Total distributions                        (1.45)              (1.03)

Total increase (decrease) in net asset value
                                                    (1.83)               3.15
Net asset value, end of period                    $ 15.89        $      17.72

Total return<F10>                                   (2.13)%             29.72%

Ratio of expenses to average net assets              1.24%                .94%

Ratio of net income to average net assets             .59%               1.00%

Increase reflected in net income ratio due to
     expense reimbursement                            .29%                .10%

Portfolio turnover                                     84%                 64%

Net assets, end of period                       $7,764,720          $4,529,297

Number of shares outstanding at end of period
     (in thousands)                                    489                 256

<F10>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.
(a) = Annualized



CRI Global Equity                                 From inception (June
                                                   30, 1992) to Dec.
                                                       31, 1992


Net asset value, beginning of period             $      15.00

Income from investment operations
     Net investment income                               (.02)
     Net realized and unrealized gain (loss) on
         investments                                     (.41)
         Total from investment operations
                                                         (.43)
Distributions to shareholders
     Dividends from net investment income
                                                              --
     Distribution from capital gains                          --
         Total distributions                                  --

Total increase (decrease) in net asset value
                                                         (.43)
Net asset value, end of period                   $      14.57

Total return<F10>                                       (3.27)%

Ratio of expenses to average net assets                   .98%(a)

Ratio of net income to average net assets                (.98)%(a)

Increase reflected in net income ratio due to
     expense reimbursement                               1.07%(a)

Portfolio turnover                                           --

Net assets, end of period                               $235,701

Number of shares outstanding at end of period
     (in thousands)                                          16

<F10>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.
(a) = Annualized




                    INVESTMENT OBJECTIVES AND POLICIES OF THE

                     CALVERT RESPONSIBLY INVESTED PORTFOLIOS

Each of the Calvert Responsibly Invested Portfolios has different investment objectives, as described below. The Portfolios seek to achieve their stated objectives by following the investment policies established for that purpose. The investment returns and degrees of market and financial risk depend on the types of investments each Portfolio undertakes to make as established by its policies. These objectives may not be changed without the approval of the holders of a majority of the outstanding shares of each Portfolio affected by the proposed change, except that CRI Capital Accumulation, CRI Strategic Growth, and CRI Balanced may change their investment objectives upon thirty days' (sixty days' for CRI Balanced) written notice to shareholders without a shareholder vote. As a Policyholder, you may be given an opportunity to indicate how you believe the Insurance Company should vote the shares of the portfolios you have selected to underlie your Policy.

The Calvert Responsibly Invested Portfolios are designed to provide growth of capital or current income by investing in enterprises that make a significant contribution to society through their products and services and through the way they do business. CRI Balanced is designed for long-term investment, while CRI Money Market aims for short-term cash management and stability of principal. CRI Equity is designed for capital growth, and CRI Bond is designed for current income and preservation of capital. CRI Capital Accumulation seeks long-term capital appreciation. CRI Global seeks total return through a globally diversified investment portfolio, and CRI Strategic Growth seeks long-term growth.

CRI MONEY MARKET seeks to provide the highest level of current income, consistent with liquidity, safety and security of capital, by investing in money market instruments, including repurchase agreements with recognized securities dealers and banks secured by such instruments, selected in accordance with the Portfolios' investment and social criteria. CRI Money Market attempts to maintain a constant net asset value of $1.00 per share.

CRI Money Market invests only in high grade, short-term money market instruments which may include: obligations issued or guaranteed as to principal by the United States Government, its agencies and instrumentalities; U.S. dollar-denominated certificates of deposit, time deposits and bankers' acceptances of U.S. banks, generally banks with assets in excess of $1 billion; and commercial paper (including participation interests in loans extended by banks to issuers of commercial paper) that at the date of investment is rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investors Service, Inc., or, if not rated, is of comparable quality.

CRI BALANCED seeks to achieve a total return above the rate of inflation through an actively managed portfolio of stocks, bonds and money market instruments (including repurchase agreements secured by such instruments) selected with a concern for the investment and social impact of each investment. It is not the policy of the Portfolio to take risks to obtain speculatively or aggressively high returns. There is no predetermined percentage of assets allocated to stocks, bonds or money market instruments, although, as an operating policy, the CRI Balanced Portfolio will have at least 25% of its assets in fixed income senior securities. The Portfolio's Subadvisor, NCM Capital Management Group, Inc., selects each investment, subject to direction and control by the Fund's Advisor and Board of Directors. The Investment Advisors determine the mix for CRI Balanced depending on their view of market conditions and the economic outlook.

CRI Balanced may purchase both common and preferred stock. For its fixed-income investments, the Portfolio normally invests in bonds which are considered investment grade, including bonds which are direct or indirect obligations of the U.S. Government, or which at the date of investment are rated AAA, AA, A, or BBB by Standard & Poor's Corporation or Aaa, Aa, A, or Baa by Moody's Investors Service Inc. Bonds rated Baa or BBB are considered medium grade obligations and possess speculative characteristics. The Portfolio may purchase lower-rated obligations but no more than 20% of its assets may be invested in obligations rated lower than B. The Portfolio may purchase without limitation bonds which are unrated but of comparable quality to bonds rated B or better as determined by the Advisors under the supervision of the Board of Directors. See "Non-Investment Grade Debt Securities" and the Statement of Additional Information for additional information concerning bond ratings.

The Portfolio may invest in foreign securities, including emerging markets, to a limited extent. See "Risks of Foreign Securities."

CRI EQUITY seeks growth of capital through investment in the equity securities of issuers within industries perceived to offer opportunities for potential capital appreciation and which satisfy the Fund's investment and social criteria. The Portfolio is neither speculative nor conservative in its investment policies and will take reasonable risks in seeking to achieve its investment objective of growth of capital.

CRI Equity normally invests at least 80% of the value of its net assets in equity securities. Such securities include common stocks, convertible securities and preferred stocks. The Portfolio does not currently hold or intend to invest more than 5% of its assets in non-investment grade debt securities. For liquidity purposes or pending the investment of the proceeds of the sale of its shares, the Equity Portfolio may invest up to 20% of the value of its assets in money market instruments, including: obligations of the U.S. Government, its agencies and instrumentalities; certificates of deposit of banks having total assets of at least one billion dollars; and commercial paper or other corporate notes of investment grade quality. Such securities may be purchased subject to repurchase agreements with recognized securities dealers and banks. If CRI Equity has assumed a temporary defensive posture, there is no limitation on the percentage of its assets which may be invested in money market instruments.

The Portfolio may invest in foreign securities, including emerging markets, to a limited extent. See "Risks of Foreign Securities."

CRI BOND seeks to provide as high a level of current income as is consistent with prudent investment risk and preservation of capital through investment in bonds and other straight debt securities, selected pursuant to the Portfolio's investment and social criteria. CRI Bond is neither speculative nor conservative in its investment policies and will take reasonable risks in seeking to achieve its investment objective of current income and preservation of capital. Debt securities may be long-term, intermediate-term, short-term, or any combination thereof, depending on the Advisors' evaluation of current and anticipated market patterns and trends; the Advisors expect that the Portfolio's average weighted maturity will range between 5 and 20 years. The value of the Portfolio generally will vary inversely with changes in interest rates.

In seeking to achieve these objectives, it is anticipated that under normal conditions CRI Bond will invest at least 80% of the value of its assets in publicly-traded straight debt securities which have a rating within the four highest grades as determined by a nationally recognized rating service such as Standard & Poor's Corporation or Moody's Investors Service, Inc.; obligations issued or guaranteed by the United States Government or its agencies or instrumentalities; or cash and cash equivalents. Up to 20% of the Portfolio's total assets may be invested in straight debt securities which are not rated within the four highest grades as described above (including unrated securities), in convertible debt securities, convertible preferred and preferred stocks, or other securities. CRI Bond does not currently hold or intend to invest more than 5% of its assets in non-investment grade securities. See "Non-Investment Grade Debt Securities" and the Statement of Additional Information for additional information concerning bond ratings.
CRI GLOBAL seeks to provide a high total return consistent with reasonable risk by investing primarily in a globally diversified portfolio of equity securities. All investments are screened for financial and social criteria. It may engage in hedging transactions involving options, futures contracts and foreign currency transactions to reduce its risk exposure (see "Investment Techniques").

Under normal circumstances, CRI Global will invest at least 65% of its assets in equity securities. The Portfolio will invest primarily in common stocks of established foreign and U.S. companies believed to have potential for capital growth, income or both. However, it may invest in any other type of security including, but not limited, to convertible securities, preferred stocks, bonds, notes and other debt securities of companies (including Euro-currency instruments and securities), or of any international agency (such as the Asian Development Bank or Inter-American Development Bank) or obligations of domestic or foreign governments and their political subdivisions, and in foreign currency transactions. The Portfolio may establish and maintain reserves for temporary defensive purposes or to enable it to take advantage of buying opportunities. CRI Global's reserves may be invested in domestic as well as foreign short-term money market instruments including, but not limited to, government obligations, certificates of deposit, bankers' acceptances, time deposits, commercial paper, short-term corporate debt securities and repurchase and reverse repurchase agreements. The Portfolio may also engage in certain options transactions, and enter into futures contracts and related options for hedging purposes and lend portfolio securities. See "Additional Fundamental Investment Policies, Risks of Foreign Securities, Foreign Currency Transactions, and Additional Non-Fundamental Investment Policies."

Under normal circumstances, CRI Global will invest at least 65% of its assets in the securities of issuers in no less than three countries, one of which may be the USA. Under normal circumstances, business activities in a number of different foreign countries will be represented in the Portfolio's investments. The Portfolio may, from time to time, have more than 25% of its assets invested in any major industrial or developed country which in the the view of the Subadvisor poses no unique investment risk. Under exceptional economic or market conditions, CRI Global may invest substantially all of its assets in only one or two countries, or in U.S. government obligations or securities of companies incorporated in and having their principal activities in the U.S.

In determining the appropriate distribution of investments among various countries and geographic regions, the Subadvisor ordinarily will consider the following factors: prospects for relative economic growth among foreign countries; expected levels of inflation; relative price levels of the various capital markets; government policies influencing business conditions; the outlook for currency relationships and the range of individual investment opportunities available to the global investor. The Portfolio may make investments in developing countries, which involve exposure to economic structures that are generally less diverse and mature than in the United States, and to political systems which may be less stable. A developing country can be considered to be a country which is in the initial stages of its industrialization cycle. In the past, markets of developing countries have been more volatile than the markets of developed countries; however, such markets often have provided higher long-term rates of return to investors. The Subadvisor believes that these characteristics can be expected to continue in the future.

Generally, CRI Global will not trade in securities for short-term profits, but, when circumstances warrant, securities may be sold without regard to the length of time held. The Portfolio may write covered call options and purchase call and put options on securities and security indices, and may write secured put options and enter into option transactions on foreign currency. It may also engage in transactions in financial futures contracts and related options for hedging purposes, and invest in repurchase agreements. These investment techniques and the related risks are summarized below and are described in more detail in the Statement of Additional Information.

CRI Global may purchase unrated debt instruments, if the Advisor or Subadvisor determines they are of comparable quality to permissible rated instruments. Although the Portfolio may invest up to 5% of its assets in non-investment grade bonds (those rated below BBB by Standard & Poor's or equivalent), it does not intend to purchase any such bonds unless the instrument provides an opportunity to invest in an attractive company in which an equity investment is not currently available or desirable. Non-investment grade bonds are commonly referred to as "junk bonds." (See "Non-Investment Grade Debt Securities.")

CRI CAPITAL ACCUMULATION seeks to provide long-term capital appreciation by investing primarily in a nondiversified portfolio of the equity securities of small- to mid-sized companies that are undervalued but demonstrate a potential for growth. The Portfolio will rely on its proprietary research to identify stocks that may have been overlooked by analysts, investors, and the media, and which generally have a market value between $100 million and $5 billion, but which may be larger or smaller as deemed appropriate. Investments may also include, but are not limited to, preferred stocks, foreign securities, convertible securities, bonds, notes and other debt securities. The Portfolio may use certain futures and options, invest in repurchase agreements, and lend its portfolio securities. The Portfolio will take reasonable risks in seeking to achieve its investment objective. There is, of course, no assurance that the Portfolio will be successful in meeting its objective since there is risk involved in the ownership of all equity securities. The Portfolio's investment objective is not fundamental and may be changed without shareholder approval. The Portfolio will notify shareholders at least thirty days in advance of a change in the investment objective of the Portfolio so that shareholders may determine whether the Portfolio's goals continue to meet their own. See "Additional Risk Factors - Nondiversified Portfolios."


The Portfolio will use the services of several investment subadvisors as portfolio managers in selecting companies in which to invest. The portfolio managers will select investments by examining such factors as company growth prospects, industry economic outlook, new product development, management, security value, risk, and financial characteristics. Because of this multi-manager approach, the Portfolio may benefit from more than one investment strategy in seeking to achieve its goals. The Portfolio may employ "growth managers," who generally concentrate on stocks that have demonstrated, or are expected to produce, earnings growth rates significantly greater than the market as a whole, as well as "value managers," who tend to make stock selections on the basis of perceived relative value as determined by a defined model in a bottom-up approach. The Advisor will use the services of a consultant to help it determine the appropriate mix of management styles to be employed at any given time in an attempt to take advantage of changing market conditions by allocating asset management among the selection of talent in the Portfolio's management pool.

The securities of small-cap issuers tend to be less actively traded than the securities of larger issuers, may trade in a more limited volume, and may change in value more abruptly than securities of larger companies. Information concerning these securities may not be readily available so that the companies may be less actively followed by stock analysts. Small-cap issuers do not usually participate in market rallies to the same extent as more widely-known securities, and they tend to have a relatively higher percentage of insider ownership. The portfolio turnover rate of advisors investing in small-cap stocks tends to range between 100-200%. There is no limit on the percentage of assets that may be invested in small-cap issuers.

Under normal market conditions the Portfolio strives to be fully invested in securities. However, for temporary defensive purposes -- which may include a lack of adequate purchase candidates or an unfavorable market environment -- the Portfolio may invest up to 100% of its assets in cash or cash equivalents. Cash equivalents include instruments such as, but not limited to, U.S. government and agency obligations, certificates of deposit, bankers' acceptances, time deposits, commercial paper, short-term corporate debt securities and repurchase agreements.

Although the Portfolio invests primarily in equity securities, it may invest in debt securities. These debt securities may consist of investment-grade and noninvestment-grade obligations. Investment-grade obligations are those which, at the date of investment, are rated within the four highest grades established by Moody's Investors Services, Inc. (Aaa, Aa, A, or Baa) or by Standard and Poor's Corporation (AAA, AA, A, or BBB). Noninvestment-grade (high-yield/high-risk, or junk bond) securities are those rated below Baa or BBB, or unrated obligations that the investment subadvisor has determined are not investment-grade; such securities are speculative, and the Portfolio currently intends to limit such investments to 5% of its assets. The Portfolio will not buy debt securities rated lower than C. See "Additional Risk Factors - Non-Investment Grade Securities."

CRI STRATEGIC GROWTH seeks maximum long-term growth through investments primarily in the equity securities of companies that have little or no debt, high relative strength and substantial management ownership. The Portfolio considers issuers of all sizes, industries, and geographic markets, and does not seek interest income or dividends. In selecting equity investments, the Portfolio focuses on individual companies by screening over seven thousand stocks traded on all major U.S. stock exchanges in addition to stocks traded on the NASDAQ National Market System. The Portfolio invests primarily in common stocks traded in the U.S. securities markets, including American Depositary Receipts (ADRs). While the Portfolio does not presently invest in foreign securities, it may do so in the future. By applying proprietary stock selection criteria, the Portfolio identifies suitable investments to buy or sell short. The Portfolio may invest in securities other than equities including, but not limited to, convertible securities, preferred stocks, bonds, notes and other debt securities. The Portfolio may hold cash or cash equivalents for temporary defensive purposes or to enable it to take advantage of buying opportunities. The Portfolio may engage in certain options and futures transactions as part of a defensive strategy and may invest in precious metals. There is, of course, no assurance that the Portfolio will be successful in meeting its objective. The Portfolio's investment objective is not fundamental and may be changed without shareholder approval. See "Additional Risk Factors - Nondiversified Portfolios."

Among the companies identified for investment may be some small cap issuers. The securities of small cap issuers may be less actively traded than the securities of larger issuers, and they accordingly will not usually participate in market rallies to the same extent as more widely-known securities. There is also somewhat less readily available information concerning these securities. The issuers of these securities tend to have a relatively higher percentage of insider ownership. Although the Portfolio invests primarily in equity securities, it may invest up to 35% of its assets in debt securities, excluding money market instruments.

These debt securities may consist of investment-grade and noninvestment-grade obligations. Investment-grade obligations are those which, at the date of investment, are rated within the four highest grades established by Moody's Investors Services, Inc. (Aaa, Aa, A, or Baa) or by Standard and Poor's Corporation (AAA, AA, A, or BBB). Noninvestment-grade (high-yield/high-risk, or junk bond) securities are those rated below Baa or BBB, or unrated obligations that the investment subadvisor has determined are not investment-grade; such securities have speculative characteristics. The Portfolio will not buy debt securities rated lower than C. See "Additional Risk Factors - Non-Investment Grade Securities."

The Portfolio employs an econometric forecasting model called the "Five Market Principles," developed by the Subadvisor. This model consists of contrarian indicators, long- and short-term momentum factors, fundamental value, monetary policy, and smart money activity. The degree to which these principles are, on balance, positive or negative, determines the extent to which the Portfolio would commit funds to individual equity positions or initiate defensive strategies.

The contrarian principle contains "psychological" indicators that track the level of optimism among traders. Elements include the put/call ratio (gauging the sentiment of speculative option traders), put/call premium spread (monitoring the spread between the relative time premium of puts or calls), advisory sentiment (tracking the proportion of bullish versus bearish stock market advisory services), mutual fund cash ratio (cash and cash equivalents held in mutual funds divided by total assets of the funds), individual investor sentiment (measured by following the weekly poll by the American Association of Individual Investors), and short interest ratio (an indication of existing sentiment and potential buying power, calculated by dividing the total short sales on the New York Stock Exchange ("NYSE") by the NYSE's average daily trading volume for the relevant period).

Fundamental value measures the valuation of stock prices relative to historical standards, as well as the supply of stock outstanding. Its elements include stock offerings (excessive amounts of new offerings can lead to oversupply and a market downturn), stock buybacks (excessive amounts indicate a bullish market), dividend yields (as compared with the S&P 500 Index), and price/earnings ratio (an indicator of a stock's value, calculated by dividing a stock's current price by earnings per share over the last twelve months).

Monetary policy examines behavior in credit markets for shifts in the Federal Reserve Board's policy on interest rates, which influence stock prices. Elements of this principle include the discount rate index (what the Federal Reserve Board charges its member banks for direct loans, a change in rate indicating a shift in monetary policy), discount rate/Treasury-bill spread (a sensitive intermediate-term indicator, computed by subtracting the current 90-day Treasury bill yield from the Federal Reserve Board Discount Rate), M2 money supply (the total of all money held by the public - indirectly controlled by the Federal Reserve Board and a good indicator for the stock market), free reserves (the measure of liquidity within the U.S. banking system, liquidity indicating availability of money for financial growth), and yield curve (a graphic representation of the different yields among debt instruments of varying maturities).

Momentum measures the stock market's internal strength, monitored on a real-time basis. Indicators include the weekly advance/decline line (a measure of total market performance, calculated by subtracting the total number of NYSE issues advancing in price for the week versus those declining), absolute market strength (gauged by following the relative strength of the NASDAQ Composite and the NYSE's weekly advance/decline line versus the Dow Jones Industrials), the McClellan oscillator (short-term market momentum indicator), the summation index (to confirm intermediate-term moves in the market), the moving average convergence/divergence (indicates swings in the market), and the high low logic index (a forecaster of market tops and bottoms, indicating bullishness when there is internal uniformity in the market).
Smart money trades measure the level of optimism among traders. Pieces of this measure include the behavior of company insiders (heavy insider buying generally demonstrating a stock that will outperform the market), the member activity index (measuring trading activity by all members of the NYSE other than specialists and floor traders, infrequent massive buying indicating a bullish market), the specialist/public short ratio (greater volume of shorting relative to the public short generally indicating a decline in prices), and money flow (tracking "smart money" trades in the last hour versus "irrational" trading in the first hour).

Many of the investment techniques used by the Portfolio are aggressive, and may involve higher levels of risk than found in funds not employing these techniques. Some of the techniques, such as short sales, options and futures trading, and investment in high-yield/high-risk securities may be considered speculative and could result in higher operating expenses.

Under normal market conditions the Portfolio strives to be fully invested in securities. However, for temporary defensive purposes -- which may include a lack of adequate purchase candidates or an unfavorable market environment -- the Portfolio may invest up to 100% of its assets in cash or cash equivalents. Cash equivalents include instruments such as, but not limited to, U.S. government and agency obligations, certificates of deposit, bankers' acceptances, time deposits, commercial paper, short-term corporate debt securities and repurchase agreements.


Additional Fundamental Investment Policies

CRI Capital Accumulation, Equity, Bond, Global and Strategic Growth Portfolios may, in pursuit of their investment objectives, purchase put and call options and engage in the writing of covered call options and secured put options on securities of issuers that meet the Portfolios' social criteria, and employ a variety of other investment techniques, including the purchase and sale of market index futures contracts, financial futures contracts and options on such futures. Investing in options may involve a greater degree of risk than those inherent in more conservative investment approaches. These Portfolios will engage in futures contracts and related options only to protect against market declines, except that CRI Strategic Growth may invest in options and futures in the ordinary course as part of an investment strategy. The Portfolios (other than Strategic Growth) will not engage in such transactions for speculation or leverage. It is an operating policy of the Fund that no Portfolio may invest in options and futures contracts if as a result more than 5% of its assets would be so invested, except that Strategic Growth may do so up to 50% of its assets.

All of the Portfolios, including CRI Money Market, may engage in repurchase agreements and reverse repurchase agreements. In a repurchase agreement, a Portfolio buys a security subject to the right and obligation to sell it back at a higher price. In order to minimize any risk involved, the Portfolio engages in such transactions only with recognized securities dealers and banks determined by the Advisor to present a minimal credit risk. Repurchase agreements are fully collateralized and always have a maturity of less than one year. No more than 10 percent of a Portfolio's assets may be invested in repurchase agreements not terminable within seven days. In a reverse repurchase agreement, a Portfolio sells a security subject to the right and obligation to buy it back at a higher price. The Portfolio then invests the proceeds from the transaction in another obligation in which it is authorized to invest. For reverse repurchase agreements, the Portfolio maintains a segregated account with liquid assets equal in value to the repurchase price.

Each Portfolio may borrow money from banks (and pledge its assets to secure such borrowing) for temporary or emergency purposes, but not for leverage. This type of borrowing may not exceed 10% of the value of each Portfolio's total assets, except that Capital Accumulation and Strategic Growth may do so in amounts not to exceed one-third of their assets. The Portfolios may also make loans of the securities they hold. The advantage of loaning securities is that the Portfolio continues to receive the equivalent of the interest earned or dividends paid by the issuers while at the same time earning interest on the cash or equivalent collateral that may be invested in accordance with the Portfolio's investment objective, policies, and restrictions. The purpose of the loans is usually to facilitate the delivery of securities. As with any extension of credit, there may be risks of delay in recovery and possible loss of rights in the loaned security if the borrower fails financially. The Investment Advisor attempts to reduce the risk by lending only to borrowers that it deems creditworthy and only on terms that it believes compensates for any risk inherent in the transaction.

A Portfolio may lend its securities to New York Stock Exchange member firms and to commercial banks with assets of one billion dollars or more. All loans must be secured continuously in the form of cash or cash equivalents such as U.S. Treasury bills. In addition, the amount of collateral must, on a current basis, equal or exceed the market value of the loaned securities, and the Portfolios may only make the loan if the value of the securities loaned does not exceed 10% of the Portfolio's assets, except that Capital Accumulation may lend no more than 5% of its securities, and Strategic Growth may lend up to the value of one-third of its assets. The Portfolios must be able to terminate loans at any time with appropriate notice. A Portfolio will exercise its right to terminate a securities loan in order to preserve its right to vote on matters of importance affecting holders of the securities. All securities must be returned to the Portfolios when a loan terminates, and the Portfolios absorb any gain or loss in the market value of the securities during the loan period.

CRI Strategic Growth may establish short positions in an attempt to protect against market declines, and will choose from among securities that are fully listed on a national securities exchange (unless otherwise allowed by law). The Portfolio establishes a short position by selling a security it does not own and makes delivery by borrowing the security it sold. It then repays the lender of the securities by covering its purchase in the marketplace, ideally at a lower price than that for which it sold the securities, thereby taking advantage of declining values. Conversely, if the price of the security goes up after CRI Strategic Growth establishes its short position, it will lose money. The Portfolio may hold up to 25% of its assets in short positions, and will not normally sell short more than 2% of a class of securities of any issuer or 2% of its Portfolio's net assets, whichever is less. These restrictions may change to reflect amendments to the law.

Funds for short-sale transactions (other than those for which CRI Strategic Growth already owns a long position, or "sales against the box") are maintained in a segregated account with its custodian. In that account CRI Strategic Growth attempts to maintain, on a daily basis, liquid assets (such as cash, U.S. government securities or other high-grade debt obligations) in an amount sufficient to cover the current value of the securities to be replaced as well as any dividends, interest and/or transaction costs due to the broker upon completion of the transaction. In determining the amount to be held in the segregated account, the securities that have been sold short are marked to market daily. To the extent the market price of the security increases, additional assets will be put into the segregated account to ensure adequate reserves.

Risks of Foreign Securities

CRI Global and Strategic Growth may invest all of their assets in foreign securities, although CRI Global intends to invest part of its assets in securities of U.S. issuers, and CRI Strategic Growth does not presently intend to invest in foreign securities. CRI Money Market, Bond, Equity, and Capital Accumulation may each invest up to 25%, and CRI Balanced may invest up to 10% of its assets, in the securities of foreign issuers. CRI Money Market may purchase only high quality, U.S. dollar-denominated instruments.

There are substantial and different risks involved in investing in foreign securities. You should consider these risks carefully. For example, there is generally less publicly available information about foreign companies than is available about companies in the U.S. Foreign companies are generally not subject to uniform audit and financial reporting standards, practices and requirements comparable to those in the U.S.

Foreign securities involve currency risks. The U.S. dollar value of a foreign security tends to decrease when the value of the dollar rises against the foreign currency in which the security is denominated and tends to increase when the value of the dollar falls against such currency. Fluctuations in exchange rates may also affect the earning power and asset value of the foreign entity issuing the security. Dividend and interest payments may be returned to the country of origin, based on the exchange rate at the time of disbursement, and restrictions on capital flows may be imposed. Losses and other expenses may be incurred in converting between various currencies in connections with purchases and sales of foreign securities.
Foreign stock markets are generally not as developed or efficient as those in the U.S. In most foreign markets volume and liquidity are less than in the U.S. and, at times, volatility of price can be greater than that in the U.S. Fixed commissions on foreign stock exchanges are generally higher than the negotiated commissions on U.S. exchanges. There is generally less government supervision and regulation of foreign stock exchanges, brokers and companies than in the U.S.
There is also the possibility of adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitations on the removal of funds or other assets, political or social instability, or diplomatic developments which could adversely affect investments, assets or securities transactions of the Fund in some foreign countries. The Fund is not aware of any investment or exchange control regulations which might substantially impair the operations of the Fund as described, although this could change at any time.

Investing in emerging markets in particular, those countries whose economies and capital markets are not as developed as those of more industrialized nations, carries its own special risks. Among other risks, the economies of such countries may be affected to a greater extent than in other countries by price fluctuations of a single commodity, by severe cyclical climatic conditions, lack of significant history in operating under a market-oriented economy, or by political instability, including risk of expropriation.

For many foreign securities, there are U.S. dollar-denominated American Depositary Receipts ("ADRs"), which are traded in the U.S. on exchanges or over the counter and are generally sponsored and issued by domestic banks. ADRs represent the right to receive securities of foreign issuers deposited in a domestic bank or a correspondent bank. ADRs do not eliminate all the risk inherent in investing in the securities of foreign issuers. However, by investing in ADRs rather than directly in foreign issuers' stock, the Fund can avoid currency risks during the settlement period for either purchases or sales. In general, there is a large, liquid market in the U.S. for many ADRs. The information available for ADRs is subject to the accounting, auditing and financial reporting standards of the domestic market or exchange on which they are traded, which standards are more uniform and more exacting than those to which many foreign issuers may be subject. The Fund may also invest in European Depositary Receipts ("EDRs"), which are receipts evidencing an arrangement with a European bank similar to that for ADRs and are designed for use in the European securities markets. EDRs are not necessarily denominated in the currency of the underlying security.

The dividends and interest payable on certain of the Fund's foreign securities may be subject to foreign withholding taxes, thus reducing the net amount available for distribution to the Fund's shareholders. You should understand that the expense ratio of the Fund can be expected to be higher than those of investment companies investing only in domestic securities since the costs of operations are higher.

Writing (Selling) Call and Put Options. (Not applicable to CRI Money Market and Balanced Portfolios) A call option on a security, security index or a foreign currency gives the purchaser of the option, in return for the premium paid to the writer (seller), the right to buy the underlying security, index or foreign currency at the exercise price at any time during the option period. Upon exercise by the purchaser, the writer of a call option on an individual security or foreign currency has the obligation to sell the underlying security or currency at the exercise price. A call option on a securities index is similar to a call option on an individual security, except that the value of the option depends on the weighted value of the group of securities comprising the index and all settlements are made in cash. A call option may be terminated by the writer (seller) by entering into a closing purchase transaction in which it purchases an option of the same series as the option previously written.

A put option on a security, security index, or foreign currency gives the purchaser of the option, in return for the premium paid to the writer (seller), the right to sell the underlying security, index, or foreign currency at the exercise price at any time during the option period.

Upon exercise by the purchaser, the writer of a put option has the obligation to purchase the underlying security or foreign currency at the exercise price. A put option on a securities index is similar to a put option on an individual security, except that the value of the option depends on the weighted value of the group of securities comprising the index and all settlements are made in cash.

The Portfolios may write exchange-traded call options on its securities. Call options may be written on portfolio securities, securities indices, or foreign currencies. With respect to securities and foreign currencies, the Portfolio may write call and put options on an exchange or over-the-counter. Call options on portfolio securities will be covered since the Portfolio will own the underlying securities or other securities that are acceptable for escrow at all times during the option period. Call options on securities indices will be written only to hedge in an economically appropriate way portfolio securities which are not otherwise hedged with options or financial futures contracts and will be "covered" by identifying the specific portfolio securities being hedged. Call options on foreign currencies and put options on securities and foreign currencies will be covered by securities acceptable for escrow. A Portfolio may not write options on more than 50% of its total assets. Management presently intends to cease writing options if and as long as 25% of such total assets are subject to outstanding options contracts or if required under regulations of state securities administrators.

Each Portfolio will write call and put options in order to obtain a return on its investments from the premiums received and will retain the premiums whether or not the options are exercised. Any decline in the market value of portfolio securities or foreign currencies will be offset to the extent of the premiums received (net of transaction costs). If an option is exercised, the premium received on the option will effectively increase the exercise price or reduce the difference between the exercise price an market value.

During the option period, the writer of a call option gives up the opportunity for appreciation in the market value of the underlying security or currency above the exercise price. It retains the risk of loss should the price of the underlying security or foreign currency decline. Writing call options also involves risks relating to the Portfolio's ability to close out options it has written.

During the option period, the writer of a put option has assumed the risk that the price of the underlying security or foreign currency will decline below the exercise price. However, the writer of the put option has retained the opportunity for appreciation above the exercise price should the market price of the underlying security or foreign currency increase. Writing put options also involves risks relating to the Portfolio's ability to close out options it has written.

Purchasing Call and Put Options (Not applicable to CRI Money Market and CRI Balanced Portfolios), Warrants and Stock Rights (Not applicable to CRI Money Market Portfolio). The Portfolios may invest up to an aggregate of 5% of its total assets in exchange-traded or over-the-counter call and put options on securities and securities indices and foreign currencies, except that Strategic Growth may do so up to 50% of its total assets. Purchases of such options may be made for the purpose of hedging against changes in the market value of the underlying securities or foreign currencies. The Portfolio may invest in call and put options whenever, in the opinion of the Advisor or Subadvisor, a hedging transaction is consistent with its investment objectives. The Portfolio may sell a call option or a put option which it has previously purchased prior to the purchase (in the case of a call) or the sale (in the case of a put) of the underlying security or foreign currency. Any such sale would result in a net gain or loss depending on whether the amount received on the sale is more or less than the premium and other transaction costs paid on the call or put which is sold. Purchasing a call or put option involves the risk that the Portfolio may lose the premium it paid plus transaction costs.

Warrants and stock rights are almost identical to call options in their nature, use and effect except that they are issued by the issuer of the underlying security rather than an option writer, and they generally have longer expiration dates than call options. A Portfolio may invest up to 5% of its net assets in warrants and stock rights, but no more than 2% of its net assets in warrants and stock rights not listed on the New York Stock Exchange or the American Stock Exchange.

Financial Futures and Related Options (Not applicable to CRI Money Market and CRI Balanced Portfolios). A Portfolio may enter into financial futures contracts and related options as a hedge against anticipated changes in the market value of their portfolio securities or securities which they intend to purchase or in the exchange rate of foreign currencies. Hedging is the initiation of an offsetting position in the futures market which is intended to minimize the risk associated with a position's underlying securities in the cash market.
Investment techniques related to financial futures and options are summarized below and are described more fully in the Statement of Additional Information.

Financial futures contracts consist of interest rate futures contracts, foreign currency futures contracts and securities index futures contracts. An interest rate futures contract obligates the seller of the contract to deliver, and the purchaser to take delivery of, the interest rate securities called for in the contract at a specified future time and at a specified price. A foreign currency futures contract obligates the seller of the contract to deliver, and the purchaser to take delivery of, the foreign currency called for in the contract at a specified future time and at a specified price. A securities index assigns relative values to the securities included in the index, and the index fluctuates with changes in the market values of the securities so included. A securities index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of the last trading day of the contract and the price at which the futures contract is originally struck. An option on a financial futures contract gives the purchaser the right to assume a position in the contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option.

A Portfolio may purchase and sell financial futures contracts which are traded on a recognized exchange or board of trade and may purchase exchange or board-traded put and call options on financial futures contracts. It will engage in transactions in financial futures contracts and related options only for hedging purposes and not for speculation. In addition, the Portfolio will not purchase or sell any financial futures contract or related option if, immediately thereafter, the sum of the cash or U.S. Treasury bills committed with respect to its existing futures and related options positions and the premiums paid for related options would exceed 5% of the market value of its total assets. At the time of purchase of a futures contract or a call option on a futures contract, an amount of cash, U.S. Government securities or other appropriate high-grade debt obligations equal to the market value of the futures contract minus the Portfolio's initial margin deposit with respect thereto, will be deposited in a segregated account with the Fund's custodian bank to collateralize fully the position and thereby ensure that it is not leveraged. The extent to which the Portfolio may enter into financial futures contracts and related options may also be limited by requirements of the Internal Revenue Code of 1986 for qualification as a regulated investment company.

Engaging in transactions in financial futures contracts involves certain risks, such as the possibility of an imperfect correlation between futures market prices and cash market prices and the possibility that the Advisor or Subadvisor could be incorrect in its expectations as to the direction or extent of various interest rate movements or foreign currency exchange rates, in which case the Fund's return might have been greater had hedging not taken place. There is also the risk that a liquid secondary market may not exist. The risk in purchasing an option on a financial futures contract is that the Fund will lose the premium it paid. Also, there may be circumstances when the purchase of an option on a financial futures contract would result in a loss to the Fund while the purchase or sale of the contract would not have resulted in a loss.

Foreign Currency Transactions (Not applicable to CRI Money Market Portfolio)
The value of a Portfolio's assets as measured in United States dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and the Portfolio may incur costs in connection with conversions between various currencies. The Portfolio will conduct its foreign currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or through forward contracts to purchase or sell foreign currencies. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are traded directly between currency traders (usually large commercial banks) and their customers.

When a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may want to establish the United States dollar cost or proceeds, as the case may be. By entering into a forward contract in United States dollars for the purchase or sale of the amount of foreign currency involved in the underlying security transaction, the Portfolio is able to protect itself against a possible loss between trade and settlement dates resulting from an adverse change in the relationship between the United States dollar and such foreign currency. However, this tends to limit potential gains which might result from a positive change in such currency relationships. The Portfolio (other than CRI Balanced Portfolio) may also hedge its foreign currency exchange rate risk by engaging in currency financial futures and options transactions.

When the Advisor or the Subadvisor believes that the currency of a particular foreign country may suffer a substantial decline against the United States dollar, it may enter into a forward contract to sell an amount of foreign currency approximating the value of some or all of the Portfolio's portfolio securities denominated in such foreign currency. The forecasting of short-term currency market movement is extremely difficult and whether such a short-term hedging strategy will be successful is highly uncertain.

It is impossible to forecast with precision the market values of portfolio securities at the expiration of a contract. Accordingly, it may be necessary for the Portfolio to purchase additional currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver when a decision is made to sell the security and make delivery of the foreign currency in settlement of a forward contract. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Portfolio is obligated to deliver.

If a Portfolio retains the portfolio security and engages in an offsetting transaction, it will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the Portfolio's entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, it would realize gains to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Portfolio would suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell. Although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase. The Portfolio may have to convert its holdings of foreign currencies into United States dollars from time to time. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Additional Nonfundamental Investment Policies

CRI Capital Accumulation, Money Market, Balanced, Equity, Bond, Global and Strategic Growth Portfolios have adopted the following operating (i.e., nonfundamental) investment policies which may be changed by the Board of Directors without shareholder approval: Each Portfolio may invest up to less than one percent (up to three percent in the case of CRI Capital

Accumulation, Global and Strategic Growth) of its respective assets in investments in securities that offer a rate of return below the then prevailing market rate and that present attractive opportunities for furthering the Portfolio's social criteria. In applying this restriction, the percentage of a Portfolio's assets in such securities is based on the aggregate cumulative value at the time of the respective acquisitions of such securities currently held by the Portfolio. These securities are unrated and are generally considered non-investment grade debt securities which involve a greater risk of default or price decline than investment-grade securities. Through diversification and credit analysis, investment risk can be reduced, although there can be no assurance that losses will not occur.

No Portfolio may purchase illiquid securities if more than 10% (15% for Capital Accumulation, CRI Global and Strategic Growth) of the value of that Portfolio's net assets would be invested in such securities. Further, a Portfolio may not acquire private placement investments until the value of that Portfolio's assets exceeds $20 million.

For further information on the Portfolio's investment policies and restrictions, as well as a description of the types of securities that may be purchased, see the Statement of Additional Information.

Additional Risk Factors

Nondiversified Portfolios (CRI Balanced, CRI Capital Accumulation, and CRI Strategic Growth)

There may be risks associated with a Portfolio being nondiversified. Specifically, since a relatively high percentage of the assets of a Portfolio may be invested in the obligations of a limited number of issuers, the value of the shares of a nondiversified Portfolio may be more susceptible to any single economic, political or regulatory event than the shares of a diversified Portfolio would be.

Interest Rate Risk

All fixed income instruments are subject to interest-rate risk: that is, if market interest rates rise, the current principal value of a bond will decline. In general, the longer the maturity of the bond, the greater the decline in value will be.

Non-Investment Grade Securities

Noninvestment-grade securities tend to be less sensitive to interest rate changes than higher-rated investments, but are more sensitive to adverse economic changes and individual corporate developments. This may affect the issuer's ability to make principal and interest payments on the debt obligation. There is also a greater risk of price declines due to changes in the issuer's creditworthiness. Because the market for lower-rated securities may be less active ("thinner") than for higher-rated securities, it may be difficult for the fund to sell the securities. Because of a lack of objective data, a thinly-traded market may make it difficult to value the securities, so that the Board of Directors may have to exercise its judgment in assigning a value. See the Appendix in the Statement of Additional Information for more information on bond ratings.

                               INVESTMENT SCREENS

CRI Capital Accumulation

Once securities are determined to fall within the investment objective of the Fund and are deemed financially viable investments, they are screened according to the social criteria described below. These social screens are applied to potential investment candidates by the Advisor in consultation with the Subadvisor.

The following criteria may be changed by the Fund's Board of Directors without shareholder approval:

(1) The Fund avoids investing in companies that, in the Advisor's opinion, have significant or historical patterns of violating environmental regulations, or otherwise have an egregious environmental record. Additionally, the Fund will avoid investing in nuclear power plant operators and owners, or manufacturers of key components in the nuclear power process.

(2) The Fund will not invest in companies that are significantly engaged in weapons production. This includes weapons systems contractors and major nuclear weapons systems contractors.

(3) The Fund will not invest in companies that, in the Advisor's opinion, have significant or historical patterns of discrimination against employees on the basis of race, gender, religion, age, disability or sexual orientation, or that have major labor-management disputes.

(4) The Fund will not invest in companies that are significantly involved in the manufacture of tobacco or alcohol products. The Fund will not invest in companies that make products or offer services that, under proper use, in the Advisor's opinion, are considered harmful.

The Advisor will seek to review companies' overseas operations consistent with the social criteria stated above. While the Fund may invest in companies that exhibit positive social characteristics, it makes no explicit claims to seek out companies with such practices.

CRI Global

The Portfolio carefully reviews a company's policies and behavior in the following social issues: environment, nuclear energy, weapons systems, health care, human rights, and alcohol/tobacco. The Portfolio currently observes the following operating policies which may be changed by the Portfolio's Board of Directors without shareholder approval: (1) the Portfolio actively seeks to invest in companies that achieve excellence in both financial return and environmental soundness, selecting issuers that take positive steps toward preserving our environment and avoiding companies with poor environmental records; (2) the Portfolio will not invest in issuers primarily engaged in the manufacture of weapons systems, the production of nuclear energy, or the manufacture of equipment to produce nuclear energy; and (3) the Portfolio actively seeks to invest in companies whose products or services improve the quality of or access to health care, including public health and preventative medicine.

The Portfolio believes that there are long-term benefits inherent in an investment philosophy that demonstrates concern for the environment, human rights, economic priorities, and international relations. Those enterprises which exhibit a social awareness measured in terms of the above attributes and considerations should be better prepared to meet future societal needs for goods and services. By responding to social concerns, these enterprises should not only avoid the liability that may be incurred when a product or services is determined to have a negative social impact or has outlived its usefulness, but also be better positioned to develop opportunities to make a profitable contribution to society. These enterprises should be ready to respond to external demands and ensure that over the longer term they will be viable to provide a positive return to both investors and society as a whole.
CRI Bond, Equity, Money Market and Balanced

With regard to CRI Bond, Equity, Money Market and Balanced, each investment is selected with a concern for its social impact. The Portfolios invest in accordance with their philosophy that long-term rewards to investors will come from those organizations whose products, services, and methods enhance the human condition and the traditional American values of individual initiative, equality of opportunity and cooperative effort.

The Portfolios have developed the following criteria for the selection of organizations in which they invest. The Portfolios recognize, however, that these criteria represent standards of behavior which few, if any, organizations totally satisfy and that, as a matter of practice, evaluation of a particular organization in the context of these criteria will involve subjective judgment by the Portfolios' Investment Advisor and Subadvisor.


Given these considerations, the Portfolios seek to invest in producers or service providers that:

1. Deliver safe products and services in ways that sustain our natural environment.

2. Are managed with participation throughout the organization in defining and achieving objectives.

3. Negotiate fairly with their workers, provide an environment supportive of their wellness, do not discriminate on the basis of race, gender, religion, age, disability, ethnic origin, or sexual orientation, do not consistently violate regulations of the Equal Employment Opportunity Commission, and provide opportunities for women, disadvantaged minorities, and others for whom equal opportunities have often been denied.

4. Foster awareness of a commitment to human goals, such as creativity, productivity, self-respect and responsibility, within the organization and the world, and continually recreate a context within which these goals can be realized.


The Portfolios will not invest in an issuer primarily engaged in:

1. The production of nuclear energy or the manufacture of equipment to produce nuclear energy.

2. Business activities in support of repressive regimes.

3. The manufacture of weapons systems.

In addition, the Portfolios will not, as a matter of operating policy which may be changed without the approval of a majority of the outstanding shares, invest in an issuer primarily engaged in the manufacture of alcoholic beverages or tobacco products, or the operation of gambling casinos.

The Portfolios believe that social and technological change will continue to transform America and the world for the balance of this century. Those enterprises that exhibit a social awareness measured in terms of the above attributes and considerations should be better prepared to meet future societal needs for goods and services. By responding to social concerns, these enterprises should maintain flexibility and further social goals. In so doing they may not only avoid the liability that may be incurred when a product or service is determined to have a negative social impact or has outlived its usefulness, but should also be better positioned to develop opportunities to make a profitable contribution to society. The Portfolios believe that these enterprises will be ready to respond to external demands and ensure that over the longer term they will be able to provide a positive return to both investors and society as a whole.

In selecting investments under the four positive and three negative factors outlined above, the Subadvisors consider the investments' ability to contribute to the dual objective of the Portfolios. Potential investments are first screened for financial soundness and then evaluated according to the Portfolios' social criteria. To the greatest extent possible investments are made in companies exhibiting unusual, positive accomplishments with respect to one or more of the criteria. Companies must meet the Portfolios' minimum standards for all the criteria. It should be noted that the Portfolios' social criteria tend to limit the availability of investment opportunities more than is customary with other investment portfolios.

The selection of an organization for investment by a Portfolio does not constitute endorsement or validation, nor does the exclusion of an organization necessarily reflect failure to satisfy the Portfolios' social criteria. Investors in the Portfolios are invited to send brief descriptions of companies they believe might be suitable investments.

CRI Strategic Growth

Once equity and debt securities are determined to fall within the investment objective of the Fund and are deemed financially viable investments, they are screened according to the social criteria described below. These social screens are applied to potential investment candidates by the Advisor in consultation with the Subadvisor. However, the Fund may purchase instruments used for defensive purposes, such as short positions, options and futures contracts, without regard to the social criteria.

The following criteria may be changed by the Fund's Board of Directors without shareholder approval:

(1) The Fund avoids investing in companies that, in the Advisor's opinion, have significant or historical patterns of violating environmental regulations, or otherwise have an egregious environmental record.
Additionally, the Fund will avoid investing in nuclear power plant operators and owners, or manufacturers of key components in the nuclear power process.

(2) The Fund will not invest in companies that are listed among the top 100 weapons systems contractors, or major nuclear weapons systems contractors.

(3) The Fund will not invest in companies that, in the Advisor's opinion, have significant or historical patterns of discrimination against employees on the basis of race, gender, religion, age, disability or sexual orientation, or in companies that have major labor-management disputes.

(4) The Fund will not invest in companies that are significantly involved in the manufacture of tobacco or alcohol products. The Fund will not invest in companies that make products or offer services that, under proper use, in the Advisor's opinion, are considered harmful.

While the Fund may invest in companies that exhibit positive social characteristics, it makes no explicit claims to seek out companies with such practice.
-------------------------------------------------------------------------------
                           THE FUND AND ITS MANAGEMENT
------------------------------------------------------------------------------

Acacia Capital Corporation is an open-end, management investment company, which was incorporated under the laws of the State of Maryland on September 27, 1982. The Board of Directors supervises the business affairs and investments of the Fund, which are managed on a daily basis by the Fund's Investment Advisor. The Fund has several investment Portfolios, each issuing one class of stock

Investment Advisors

Calvert Asset Management Company, Inc. ("CAM"), which is located at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814, is the Investment Advisor to all of the Portfolios. Calvert Asset Management is a wholly-owned subsidiary of Calvert Group, Ltd., which is in turn an indirect wholly-owned subsidiary of Acacia Mutual Life Insurance Company. As of December 31, 1994, Calvert Group, Ltd. had assets under management and administration in excess of $4.2 billion. Pursuant to its investment advisory agreement with the Fund, the Investment Advisor manages the investment and reinvestment of the assets of each Portfolio and is responsible for the overall management of the business affairs of each Portfolio, subject to the direction and authority of the Fund's Board of Directors. Calvert Asset Management also serves as Investment Advisor to seven other registered investment companies in the Calvert Group of Funds:
First Variable Rate Fund for Government Income, Calvert Cash Reserves (doing business as Money Management Plus), Calvert Social Investment Fund, Calvert Tax-Free Reserves, The Calvert Fund, Calvert Municipal Fund, Inc., and Calvert World Values Fund, Inc. CAM has retained investment subadvisors ("Subadvisors") for several of the Portfolios.

CRI Capital Accumulation

CRI Capital Accumulation has a pool of seven investment subadvisors ready to manage the Portfolio's assets. The Subadvisors are listed below, the asterisks indicating those comprising the initial portfolio management team.

==============================================================================
Subadvisor                             Investment Style           Ownership
==============================================================================
==============================================================================
*Apodaca Johnston                      Small-Cap Growth       Hispanic American
*Brown Capital                         Mid-/Large-Cap Growth   African American
*Fortaleza Asset Management            Small-Cap Growth          Hispanic/Women
Lee Asset Management                   Small-/Mid-Cap Growth             Women
New Amsterdam                          Mid-Cap Value/Growth              Women
Seneca, Inc.                           Large-Cap Value                   Women
Sturdivant                             Large-Cap Value        African American
===============================================================================


The Advisor will select which Subadvisors will manage the Portfolio's assets at any given time and the allocation of assets among the managers. The Advisor has retained a consultant, Progress Investment Management Company, to aid it in making these determinations. Progress is a California state-certified minority business enterprise, registered as an investment advisor with the Securities and Exchange Commission, that evaluates and monitors emerging minority/women-owned investment management firms. Each firm has selected a performance index against which it will be measured with respect to payment of a performance fee, as explained in the next section.

Apodaca-Johnston Capital Management, Inc.: Apodaca-Johnston Capital Management, Inc. of San Francisco, California is a small-cap growth manager that seeks to discover compelling investment ideas by focusing on those entrepreneurial companies that identify and capitalize on positive trends. It looks for companies that are experiencing a powerful acceleration in earnings, exhibit a strong, high quality balance sheet or decidedly improving financial statements and demonstrate strong relative price strength. Its performance index is the Russell 2000.

Mr. Johnston is President and Chief Investment Officer of Apodaca-Johnston. He earned a B.A. from the University of California at Berkeley, and an M.B.A. from the University of Southern California. In 1985 Mr. Johnston founded Sterling Financial Group, an independent SEC-registered investment advisory firm, which was merged into Apodaca-Johnston Capital Management.

Mr. Apodaca is Vice President of Apodaca-Johnston. He earned a B.A. from the University of New Mexico in 1983, and has had active business experience since that time.

Brown Capital Management, Inc.: Brown Capital Management, Inc. of Baltimore, Maryland believes that capital can be enhanced in times of opportunity and preserved in times of adversity without timing the market. The firm uses a bottom-up approach that incorporates growth-adjusted price earnings. Stocks purchased are generally undervalued and have momentum, have EPS growth rates greater than the market, are more profitable than the market, and have relatively low price-earnings ratios. Its performance index is a blend: 60% Russell 1000 Growth and 40% Russell 2000.

Mr. Brown is founder and President of Brown Capital Management. He has over 22 years of investment experience, having served as a Vice President and Portfolio Manager for 10 years at T. Rowe Price Associates immediately prior to starting his own firm. Mr. Brown holds an M.S. in Business Administration from the Indiana University School of Business. Additionally, he is a professionally-designated Chartered Financial Analyst
(CFA) and Chartered Investment Counselor (CIC).

Mr. Oppenheim has had 24 years' investment experience for institutions, including the State of Maryland, T. Rowe Price Associates, Inc., the National Rural Electric Pension and Brown Capital Management. He holds a B.S. in Economics and Juris Doctor from the University of Wisconsin, and is a Chartered Financial Analyst (CFA).

Mr. Hall has over 30 years' investment experience including 18 years with
T. Rowe Price Associates, Inc., seven years with Emerging Growth Partners, Inc., and four years with The Investment Center, prior to joining Brown Capital Management. Mr. Hall is a former Trustee of the Peabody Institute of Johns Hopkins University.

Fortaleza Asset Management, Inc.: Fortaleza Asset Management, Inc., of Chicago, Illinois, is a small-cap growth manager that bases its investment principles on three key elements: (1) a proprietary stock valuation system that incorporates technical and market sentiment indicators to determine optimal buy points; (2) an emphasis on the preservation of capital through the implementation of a strict selling discipline to lock in capital gains and reduce losses; and (3) a discipline that does not force equity commitment in overvalued markets. The investment approach is based on a bottom-up stock selection process. Its performance index is the Russell 2000.

Ms. Perez is the founder, President and Portfolio Manager of Fortaleza, and has over 13 years of investment experience. Prior to forming Fortaleza, Ms. Perez was Vice President and Portfolio Manager for Monetta Financial Services, Inc., where she was directly involved in the management of equity accounts totalling in excess of $100 million.

Ms. Perez is a native of Puerto Rico. She earned an MBA from DePaul University School of Commerce. Ms. Perez is a member of various professional organizations including the American Institute of CPAs, National Society of Hispanic MBAs, Association for Investment Management and Research (AIMR), and the National Association of Securities Professionals (NASP). She is also a trustee of the Chicago Historical Society.

Mr. Boves brings over 25 years of investment management and research experience to Fortaleza. He has a master's degree in Economics from Northern Illinois University and is a member of the Investment Analysts Society in Chicago.

Lee Asset Management Company: Lee Asset Management Company is a small-cap growth investment management company in Federal Way, Washington. The company adheres to an active investment style called "Growth at a Price." The philosophy is fundamentally oriented and combines price target disciplines and market trends. Lee Asset Management searches for companies with solid and/or improving earnings prospects. Also, when appropriate, they are opportunistic with stocks in which they have had a successful investment history and will buy for short term appreciation potential. The company's investment process is "bottom-up."

Laura E. Lee, President and CIO, has seventeen years in investment-related activities. Her experience includes portfolio management and equity analysis. Prior to founding Lee Asset Management in 1989, Ms. Lee was a Vice President, Portfolio Manager & Security Analyst at Laird Norton Trust Company. Previously, she was a Trust Investment Officer at the Puget Sount National Bank. Ms. Lee received a Bachelor of Arts from Pacific Lutheran University.

Teresa D.E. Rocks-Olson is Vice President & Portfolio Manager, with ten years' experience in the investment field. Her experience includes portfolio management of both balanced and equity portfolios, as well as consulting for clients with outside investment managers. She joined Lee Asset Management in 1994 and previously spent nine years as a portfolio manager at Capital Consultants, Inc., an investment management firm in Portland. Ms. Rocks-Olson received a Bachelor of Science from Lewis and Clark College and is a Chartered Financial Analyst (CFA).

New Amsterdam Partners, L.P.: New Amsterdam Partners, L.P. is a mid-cap value investment manager in New York, New York. New Amsterdam Partners is a quantitative investment firm, evaluating investment opportunities by comparing expected investment returns. The firm believes that the disciplined use of their valuation techniques, in conjunction with fundamental analysis of companies, is the key to understanding and maximizing investment returns.

Michelle Clayman, General Partner of New Amsterdam, was a founding partner of the company, which was started in 1986. Prior to co-founding New Amsterdam, Ms. Clayman was a Vice President of Salomon Brothers in charge of STOCKFACTS, an on-line computer system that combines analytical tools for equity analysis and databases and was designed and developed by Ms. Clayman. Ms. Clayman received her Bachelor of Arts from Oxford University and an MBA from Stanford University. She is a Chartered Financial Analyst
(CFA) and is past President of the Society of Quantitative Analysts.

Keith Graham is Vice President and Special Limited Partner of New
Amsterdam. Before joining the company in 1987, Mr. Graham was an Assistant Treasurer at the Bankers Trust Company, first in the Trust Administration Group and later in the Investment Management Consulting Group.

Seneca, Inc.: Seneca, Inc., of Basking Ridge, New Jersey, is a value-oriented, medium-to-large capitalization equity manager with a twelve-year performance record. The firm is majority-owned by six women employees and a female director. The company employs a traditional low P/E value approach enhanced by portfolio risk controls and selection of only those securities experiencing upward revisions in analysts' earnings estimates.

Susan Saltus and Sandi Sweeney direct the investment effort, drawing on more than 28 years of investment experience. Ms. Saltus, CFA, is Chief Investment Officer and has 16 years' investment experience. Ms. Sweeney is a Portfolio Manager and has 12 years investment experience.

Sturdivant & Co., Inc.: Sturdivant & Co., Inc., of Clementon, New Jersey, seeks to identify undervalued companies or companies undergoing significant changes that will enhance shareholder value. The company utilizes a conservative, disciplined and consistently-applied decision making process designed to achieve lower risk than the market.

Ralph Sturdivant is Chairman and CEO who, prior to founding the firm, was a Vice President at Prudential-Bache Securities and an Account Executive with Merrill Lynch. Mr. Sturdivant holds a Bachelor of Arts from Morgan State University and is a member of the Financial Analysts of Philadelphia.

Albert Sturdivant is President and CIO, and was a principal and manager of the capital markets division of Grigsby, Brandford & Company prior to co-founding Sturdivant & Co. Mr. Sturdivant earned an MBA from the Wharton Business School of the University of Pennsylvania.

CRI Bond

The Subadvisor to CRI Bond Portfolio is United States Trust Company of Boston, a Massachusetts-chartered commercial bank with full trust powers. It is wholly-owned by and is the principal subsidiary of UST Corporation, a Massachusetts bank holding company. The Trust Department of United States Trust Company of Boston has managed funds as a fiduciary since 1895. Cheryl Smith, Vice President of U.S. Trust, is the portfolio manager for the Bond Portfolio. Ms. Smith joined U.S. Trust in 1992. In addition to the management of the Bond Portfolio, her duties at U.S. Trust include management of institutional and individual client investment portfolios and integration of client social criteria into the portfolio management process. She served as Vice President of Franklin Research & Development from 1987 to 1992. Ms. Smith has managed the Bond Portfolio since August 1994. She is a Chartered Financial Analyst and holds a Ph.D. in Economics from Yale University.

CRI Balanced

The Sub-Advisor to the Portfolio is NCM Capital Management Group, Inc.
(NCM). Pursuant to its Investment Sub-Advisory Agreement with the Investment Advisor, NCM manages the equity portion of the Portfolio selections for the Portfolio. NCM was founded by Maceo K. Sloan in 1986 as a subsidiary of North Carolina Mutual Life Insurance Company, which was established by Mr. Sloan's ancestors in 1898 and is one of the oldest and largest minority-owned financial institutions in the country. NCM has been an employee-owned subsidiary of Sloan Financial Group since 1991. Sloan Financial Group is controlled by Mr. Sloan and Justin F. Beckett, Executive Vice President and a Director of NCM. NCM is one of the largest minority-owned investment management firms in the country, and provides products in equity, fixed-income and balanced portfolio management. It is also one of the industry leaders in the employment and training of minority and women investment professionals. NCM has served as sub-advisor to the Portfolio since February 1995.

Wendell E. Mackey, Vice President of NCM, is the portfolio manager with respect to the Portfolio's equity investments. Mr. Mackey earned his B.B.A. degree from Howard University, and his M.M degree from Kellogg Graduate School of Management at Northwestern University. He subsequently worked with several securities firms before joining NCM as an equity portfolio manager in 1993. He has managed the Portfolio since February 1995.

Colleen M. Denzler manages the Portfolio's fixed-income investments. She has been managing funds for the Advisor since 1988. Ms. Denzler holds a B.S. degree from Radford University and is a Chartered Financial Analyst.

CRI Equity

The Subadvisor to CRI Equity is Loomis, Sayles and Company, which replaced United States Trust Company as of February 1, 1994 upon shareholder approval. The individual portfolio manager responsible for CRI Equity is Philip J. Schettewi, Managing Partner, Vice President, and Chief Portfolio Strategist of Loomis, Sayles. Mr. Schettewi is a Chartered Financial Analyst and has 12 years' experience in the investment business.

CRI Global Equity

The Subadvisor to CRI Global is Murray Johnstone International, Ltd. of Glasgow, Scotland, which has its principal U.S. office in Chicago, Illinois, and is a wholly-owned subsidiary of United Asset Management Company. Murray Johnstone manages the investment and reinvestment of the assets of CRI Global, although the Advisor may manage part of CRI Global's cash reserves required for liquidity purposes. Andrew Preston, CRI Global Portfolio Manager, studied at Melbourne University in Australia and Ritsumeikan University in Japan prior to working for the Australian Department of Foreign Affairs. He joined Murray Johnstone in 1985 as an analyst in the U.K. and U.S. departments, became Fund Manager in the Japanese Department, and played a prominent role in the establishment and operation of Yamaichi-Murray Johnstone.

CRI Strategic Growth

The Subadvisor to CRI Strategic Growth is Portfolio Advisory Services, Inc. ("PASI"). PASI's principal business office is 811 Wilshire Boulevard, Suite 810, Los Angeles, California, 90017. The Subadvisor manages the investment and reinvestment of the assets of the Portfolio, although the Advisor may screen potential investments for compatibility with the Portfolio's social criteria.

Portfolio manager for CRI Strategic Growth is Cedd Moses, Director and Chief Executive Officer of PASI, and PASI's principal shareholder. Mr. Moses earned a Bachelor of Science in Mechanical Engineering from UCLA in 1982, and subsequently worked with several securities firms before joining PASI in 1988. As of March 31, 1995, PASI managed in excess of $300 million in non-mutual fund assets. Mr. Moses also manages the Calvert Strategic Growth Fund series of The Calvert Fund, an open-end investment company sponsored by Calvert Group, Ltd.

The  Advisor  will  continuously   monitor  and  evaluate  the  performance  and
investment style of the Subadvisors.

Advisory Fee

For its services, CAM is entitled to receive a fee based on a percentage of the average daily net assets of each of the Portfolios. CAM is currently entitled to receive a maximum fee of 0.50% of net assets from CRI Money Market, 0.70% of net assets of CRI Equity and Balanced, 0.65% of net assets of CRI Bond, 1.00% of net assets of CRI Global, 0.80% of net assets from CRI Capital Accumulation, and 1.50% of net assets from CRI Strategic Growth. CAM pays 0.25% of net assets of CRI Bond to United States Trust as a subadvisory fee, and a maximum of 0.45% of the net assets of CRI Global to Murray Johnstone International, Ltd. as a subadvisory fee.

With respect to CRI Equity, Capital Accumulation, and Balanced, CAM will pay the Subadvisors a base fee of 0.25% of average net assets (for CRI Balanced, on one-half of average net assets). With respect to CRI Strategic Growth, CAM will pay the Subadvisor a base fee of 0.90%. In addition, under the circumstances described below for each Portfolio the investment advisors to CRI Strategic Growth, Capital Accumulation, and Balanced, and the investment subadvisors to CRI Equity, Strategic Growth, Capital Accumulation, and Balanced may earn (or have their fees reduced by) performance fee adjustments based on the extent to which performance of the Portfolios exceeds or trails the index against which they are measured. In the case of CRI Equity, Strategic Growth, and Balanced, payment consistent with the performance fee adjustment begins the 13th month after the investment subadvisor assumed a management role for the Portfolio (July 1, 1996 for Balanced.) In the case of CRI Capital Accumulation, the performance fee adjustment begins the 25th month after the investment subadvisors assume a management role for the Portfolio. The specific adjustments are as follows
:
CRI Equity: Subad
visor's Performance Fee Adjustment


         Performance versus the                               Performance Fee
         S&P 500 Stock Composite Index                        Adjustment
-------------------------------------------------------------------------------

              6% to less than 12%                                      0.07%
              12% to less than 18%                                     0.14%
              18% or more                                              0.20%



The performance fee adjustment is collected from or disbursed by the Portfolio directly to the investment advisor, which acts as a conduit to the investment subadvisor, but which does not participate in the performance fee adjustment.

CRI Strategic Growth: Advisor's Performance Fee Adjustment

         Performance versus the                                 Performance Fee
         Russell 2000 Index                                     Adjustment
-------------------------------------------------------------------------------

              30% to less than 60%                                     0.05%
              60% to less than 90%                                     0.10%
              90% or more                                              0.15%

CRI Strategic Growth: Subadvisor's Performance Fee Adjustment

         Performance versus the                                 Performance Fee
         Russell 2000 Index                                     Adjustment
------------------------------------------------------------------------------

              30% to less than 60%                                     0.025%
              60% to less than 90%                                     0.050%
              90% or more                                              0.075%



The performance fee adjustment to the Subadvisor is paid out of the fee the Advisor receives from the Portfolio.

CRI Capital Accumulation: Advisor's Performance Fee Adjustment


         Performance versus the                                 Performance Fee
         S&P 400 Mid-Cap Index                                  Adjustment
------------------------------------------------------------------------------

              10% to less than 25%                                     0.01%
              25% to less than 40%                                     0.03%
              40% or more                                              0.05%

CRI Capital Accumulation: Subadvisor's Performance Fee Adjustment

         Performance versus                                     Performance Fee
         the Index                                              Adjustment
---------------------------------------------------------------------------

              10% to less than 25%                                     0.02%
              25% to less than 40%                                     0.05%
              40% or more                                              0.10%



Payment of an upward performance fee adjustment will be from the Portfolio to the Advisor, and the Advisor will pass on the appropriate amount to the Subadvisor; fees adjusted downward from the base fee as a result of underperformance will be retained by the Portfolio. Payment of an upward performance adjustment will be conditioned on: (1) the performance of the Portfolio as a whole having exceeded the S&P 400 Mid-Cap Index; and (2) payment of the performance adjustment not causing the Portfolio's performance to fall below the S&P 400 Mid-Cap Index.

CRI Balanced: Advisor's Performance Fee Adjustment


         Performance versus the                                 Performance Fee
         Lipper Balanced Funds Index                            Adjustment
-------------------------------------------------------------------------------

              6% to less than 12%                                   0.05%
              12% to less than 18%                                  0.10%
              18% or more                                           0.15%

CRI Balanced: Subadvisor's Performance Fee Adjustment

         Performance versus the                                 Performance Fee
         Lipper Balanced Funds Index                            Adjustment
------------------------------------------------------------------------------

              6% to less than 12%                                  0.05%
              12% to less than 18%                                 0.10%
              18% or more                                          0.15%



The performance fee adjustment to the Subadvisor is paid out of the fee the Advisor receives from the Portfolio. The initial performance period will be the twelve month period between July 1, 1995, and July 1, 1996. Each month an additional month's performance will be factored into the calculation until a total of 36 months comprises the performance computation period. Payment by the Portfolio of the performance adjustment will be conditioned on: (1) the performance of the Portfolio as a whole having exceeded the Lipper Balanced Funds Index; and (1) payment of the performance adjustment not causing the Portfolio's performance to fall below the Lipper Balanced Funds Index.

Calvert Administrative Services Company ("CASC"), an affiliate of the Advisor, has been retained by CRI Capital Accumulation, Global and Strategic Growth to provide certain administrative services necessary to the conduct of their affairs, including the preparation of regulatory filings and shareholder reports, the daily determination of net asset value per share and dividends, and the maintenance of their portfolio and general accounting records. For providing such services, CASC is entitled to receive a fee from the Portfolio of 0.10% of net assets per year for CRI Capital Accumulation, 0.10% of net assets per year with a minimum fee of $40,000 for for CRI Global, and 0.20% of net assets per year for CRI Strategic Growth.
Expenses

The Fund's expenses, which are accrued daily, include: the fee of the Investment Advisor; costs of executing portfolio transactions; pricing costs; interest; taxes; custodian and transfer agent fees; legal and auditing fees; bookkeeping and dividend disbursing expenses; and certain other expenses relating to the Fund's operations. The Fund's organizational expenses were paid by CAM, and other expenses that the Investment Advisory Agreement does not state are payable by the Fund will be assumed by CAM. Certain expenses are paid by the particular Portfolio that incurs them, while other expenses are allocated among each Portfolio on the basis of their relative size (based on net assets), or as designated by the Board of Directors, as appropriate. CAM has agreed to reimburse the Fund for the amount, if any, by which the aggregate expenses of any Portfolio (including the investment advisory fee but excluding brokerage commission, interest, taxes, and extraordinary expenses) exceed the maximum percentage of average daily net assets allowed by law.

Capital Stock

The Fund issues separate stock for each of its Portfolios. Shares of each of the Portfolios have equal rights with regard to voting, redemptions, dividends, distributions, and liquidations. No Portfolio has preference over another Portfolio. When issued, shares are fully paid and nonassessable and do not have preemptive or conversion rights or cumulative voting rights. The Insurance
Companies  and the  Fund's  shareholders  will vote  Fund  shares  allocated  to registered separate accounts in accordance with instructions received from policyholders. The following persons or firms own 25% or more of the outstanding stock of the Portfolios indicated: National Home Life Assurance Company (all
Portfolios except CRI Balanced). Under certain circumstances, which are described in the accompanying prospectus of the variable life or annuity policy, the voting instructions received from variable life or annuity policyholders may be disregarded.

Each Portfolio has distinct investment objectives and policies and issues separate stock. While the Fund is treated as one entity for some purposes, each Portfolio is treated separately for other purposes. An interest in the Fund is limited to the assets of the Portfolio in which shares are held, and shareholders of each Portfolio are entitled to a pro rata share of all dividends and distributions arising from the net income and capital gains on the investment of that Portfolio.
------------------------------------------------------------------------------
                        PURCHASE AND REDEMPTION OF SHARES
-----------------------------------------------------------------------------

The Fund offers its shares, without sales charge, only for purchase by various Insurance Companies for allocation to their Variable Accounts. Shares are purchased by the Variable Accounts at the net asset value of the Portfolio next determined after the Insurance Company receives the premium payment. The Fund continuously offers its shares in the Portfolio at a price equal to the net asset value per share. Initial and subsequent payments allocated to a Portfolio are subject to the limits applicable in the Policies issued by the Insurance Companies.

It is conceivable that in the future it may be disadvantageous for both annuity Variable Accounts and life insurance Variable Accounts, or for Variable Accounts of different Insurance Companies, to invest simultaneously in the Fund, although currently neither the Insurance Companies nor the Fund foresee any such disadvantages to either variable annuity or variable life insurance policyholders of any Insurance Company. The Fund's Board of Directors intends to monitor events in order to identify any material conflict between such policyholders and to determine what action, if any, should be taken in response to the problem.

The Insurance Companies redeem shares of the Fund to make benefit and surrender payments under the terms of their Policies. Redemptions are processed on any day on which the Fund is open for business (each day the New York Stock Exchange is open), and are made at the Portfolio's net asset value next determined after the appropriate Insurance Company receives a surrender request in acceptable form.

Payment for redeemed shares will be made promptly, and in no event later than seven days. However, the right of redemption may be suspended or the date of payment postponed in accordance with the Rules under the Investment Company Act of 1940. The amount received on redemption of the shares of the Portfolio may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Portfolio. The Fund redeems all full and fractional shares of each Portfolio for cash.

The net asset value of the shares of each Portfolio of the Fund is determined once daily as of the close of business of the New York Stock Exchange, on days when the Exchange is open for business, or for any other day when there is a sufficient degree of trading in the investments of the Portfolio to affect materially its net asset value per share (except on days when no orders to purchase or redeem shares of the Portfolio have been received). The net asset value is determined by adding the values of all securities and other assets of the Portfolio, subtracting liabilities and expenses, and dividing by the number of outstanding shares of the Portfolio.

Except for money market instruments maturing in 60 days or less, securities held by the Portfolios are valued at their market value if market quotations are readily available. Otherwise, securities are valued at fair value as determined in good faith by the Board of Directors, although the actual calculations may be made by persons acting pursuant to the direction of the Board. All instruments held by CRI Money Market as well as all money market instruments with a remaining maturity of 60 days or less held by any Portfolio, are valued on an amortized cost basis.
---------------------------------------------------------------------------
                           DIVIDENDS AND DISTRIBUTIONS
---------------------------------------------------------------------------

It is the Fund's intention to distribute substantially all of the net investment income, if any, of the Portfolios. For dividend purposes, net investment income of CRI Money Market consists of the interest income earned on investments, plus or minus amortized purchase discount or premium, plus or minus realized and unrealized gains and loss, less estimated expenses. For all other Portfolios, the net investment income consists of all payments of dividends or interest received by the Portfolio less estimated expenses, including the investment advisory fee. All net realized capital gains, if any, are declared and distributed periodically, at least annually. All dividends and distributions are reinvested in additional shares of the Portfolio at net asset value.
------------------------------------------------------------------------------
                       TOTAL RETURN AND YIELD INFORMATION
------------------------------------------------------------------------------

CRI Money Market: Yield

From time to time CRI Money Market advertises its "yield" and "effective yield." The "yield" of the Portfolio refers to the actual income generated by an investment in the Portfolio over a particular base period of time, which will be stated in the advertisement. If the base period is less than one year, the yield is then "annualized." That is, the amount of income generated by the investment during the base period is assumed to be generated over a one-year period and is shown as a percentage of the investment. The "effective yield" is calculated similarly but, when annualized, the income earned by an investment in the Portfolio is assumed to be reinvested. The "effective yield" will be slightly higher than the "yield'' because of the compounding effect of this assumed reinvestment.

CRI Bond: Yield

Yield measures the current investment performance of CRI Bond, that is, the rate of income on its portfolio investments divided by the Portfolio's share price. Yield is computed by annualizing the result of dividing the net investment income per share over a 30-day period by the maximum offering price per share on the last day of that period. Yields are calculated according to accounting methods that are standardized for all stock and bond funds.

CRI Balanced,  Equity, Bond, Global,  Strategic Growth and Capital Accumulation:
Total Return and Other Quotations
CRI Balanced, Equity, Bond, Global, Strategic Growth and Capital Accumulation may each advertise ''total return." Total return refers to the total change in value of an investment in the Portfolio over a specified period. It differs from yield in that yield figures measure only the income component of a Portfolio's investments, while total return includes not only the effect of income dividends but also any change in net asset value, or principal amount, during the stated period. Total return shows its overall change in value, including changes in share price and assuming all of the Portfolio's dividends and capital gain distributions are reinvested. A cumulative total return reflects the Portfolio's performance over a stated period of time. An average annual total return reflects the hypothetical annual compounded return that would have produced the same cumulative total return if the Portfolio's performance had been constant over the entire period. Because average annual returns tend to smooth out variations in the Portfolio's returns, you should recognize that they are not the same as actual year-by-year results. The total return of a Portfolio generally does not include the effect of paying the sales charges on the particular insurance policy or annuity contract for which the Portfolio serves as the investment vehicle.

-----------------------------------------------------------------------
                                      TAXES
------------------------------------------------------------------------

As a "regulated investment company" under the Internal Revenue Code of 1986, as amended, the Fund is not subject to federal income or excise tax to the extent that it distributes its net investment income and net capital gains. Each Portfolio is treated as a separate entity for federal income tax purposes. Since the sole shareholders of the Fund are Insurance Companies, no discussion is included here as to the federal income tax consequences at the shareholder level. For information concerning the federal tax consequences to purchasers of the annuity or life insurance policies, see the prospectuses for the Policies.
--------------------------------------------------------------------------
                     TRANSFER AND DIVIDEND DISBURSING AGENT
--------------------------------------------------------------------------

Calvert Shareholder Services, Inc., having its principal place of business at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814, is the transfer agent and dividend disbursing agent.

                           ACACIA CAPITAL CORPORATION
            CALVERT RESPONSIBLY INVESTED STRATEGIC GROWTH PORTFOLIO

                      Supplement to May 1, 1995 Prospectus
                      Date of Supplement: October 30, 1995

Insert the following after page 9 of the Prospectus, as part of the Financial Highlights section:


Calvert Responsibly Invested Strategic Growth Portfolio       From inception
(March 1, 1995) to June 30, 1995
                                                              (Unaudited)

Net asset value, beginning of period                          $10.00
Income from investment operations
Net investment income                                         (.04)
Net realized and unrealized gain (loss) on investments        .04
         Total from investment operations                     --
Distributions to shareholders
Dividends from net investment income                          --
Dividends from net realized gains                             --
         Total distributions                                  --
Total increase (decrease) in net asset value                  --
Net asset value, end of period                                $10.00
Total return<F1>                                              0.00%
Ratio of expenses to average net assets                       1.56%(a)
Ratio of net investment income to average net assets          (1.51)%(a)
Increase reflected in net income ratio due to
expense reimbursement                                         --
Portfolio turnover                                            35%
Net assets, end of period                                     $908,481
Number of shares outstanding at end of period (in thousands)   91
(a) Annualized

<F1>Total return is for the Portfolio only and does not reflect sales charges and expenses deducted by the Insurance Companies.